Exhibit 3.2

ILLINOIS POWER GENERATING COMPANY

AMENDED AND RESTATED

BYLAWS

As Amended and Restated December 2, 2013

ARTICLE I

SHARES AND TRANSFERS

Section 1.  Each holder of duly paid shares of Illinois Power Generating Company (the “Company”) shall be entitled to a certificate or certificates stating the number and class of shares owned by such holder. Such certificates shall be signed by the appropriate officers of the Company (which, in the absence of contrary action by the Board of Directors, shall be the President or any Vice President and the Secretary or any Assistant Secretary of the Company); and shall be sealed with the corporate seal of the Company, which seal may be facsimile. If a certificate is countersigned by a transfer agent and countersigned and registered by a registrar, other (in each case) than the Company itself or its employee, the signature of either or both of the  transfer agent or the registrar may be facsimiles. In case any officer of the Company, or any transfer agent or a registrar, as applicable, who has signed or whose facsimile signature has been placed upon any such certificate, shall cease to be such an officer of the Company, transfer agent or registrar, as the case may be, before such certificate is issued, the certificate may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue of such certificate.

Section 2.  Shares shall be transferable only on the books of the Company and upon proper endorsement and surrender of the outstanding certificate or certificates representing such shares. If an outstanding certificate shall be lost, destroyed or stolen, the holder thereof may have a new certificate upon producing evidence satisfactory to the Company of such loss, destruction or theft and upon furnishing to the Company indemnity deemed sufficient by the Company.

Section 3.  Notwithstanding the foregoing provisions of this Article I, the Board of Directors may also provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Except as otherwise provided by statute, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.  The annual meeting of the shareholders shall be held on the fourth Tuesday in May of each year (or if such day shall be a legal holiday, then upon the next succeeding day not a legal holiday) or upon such other day determined by resolution of the Board of Directors. Each such regular annual meeting shall be held at such time and at such location, within or without the

State of Illinois, as the Board of Directors shall order. At such annual meeting, a board of directors shall be elected and such other business shall be transacted as may properly come before such meeting.

Section 2.  Special meetings of the shareholders may be called by the President, by the Board of Directors, by the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called, or in such other manner as may be provided by statute. Each such special meeting shall be held at such location, within or without the State of Illinois, as the Board of Directors shall order.

Section 3.  Written notice of the place, day and hour of each meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote at such meeting. Such notice shall be sent by mail to each such shareholder, at the address of such shareholder as it appears on the records of the Company, not less than ten days or more than sixty days before the date of the meeting, except in cases where some other special method of notice may be required by statute, in which case the statutory method shall be followed. Notice of any meeting of the shareholders may be waived by any shareholder. Attendance of a shareholder (either in person or by proxy) at any meeting shall constitute waiver of notice thereof unless the shareholder (in person or by proxy, as the case may be) at the meeting objects to the holding of the meeting because proper notice was not given.

Section 4.  At any shareholders’ meeting a majority of the shares outstanding and entitled to vote on the matter (excluding such shares as may be owned by the Company) must be represented (either in person or by proxy) in order to constitute a quorum for consideration of such matter, but the shareholders represented at any meeting, though less than a quorum, may adjourn the meeting to some other day or sine die. If a quorum is present (either in person or by proxy) at a shareholders’ meeting, the affirmative vote of the holders of the majority of shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes shall be required by law or the Articles of Incorporation of the Company (such articles, as they may be amended and/or restated from time to time being referred to herein as the “Articles of Incorporation”).

Section 5.  Unless otherwise provided in the Articles of Incorporation or Section 12.10 of the Business Corporation Act of 1983 of the State of Illinois (the “Business Corporation Act”), any action required or permitted to be taken at any annual or special meeting of the shareholders of the Company may be taken without a meeting and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed (i) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof.  If such consent is signed by less than all of the shareholders entitled to vote, then such consent shall become effective only if at least five (5) days prior to the execution of the consent a notice in writing is delivered to all the shareholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.  Such written consent or consents shall be delivered to the Company by delivery to its registered office in the State of Illinois, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of the shareholders are recorded.  Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested.  Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 4 to the Company, written consents signed by a sufficient number of holders to take action are delivered to the Company by delivery to its registered office in the State of Illinois, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of the shareholders are recorded.  Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 6.  The Special Director (as defined below) and the Secretary of the Company shall act as Chairman and Secretary, respectively, of each shareholders’ meeting, unless the shareholders represented at the meeting shall otherwise decide.

ARTICLE III

BOARD OF DIRECTORS

Section 1.  Subject to Section 6 of this Article III, the business and affairs of the Company shall be managed by or under the direction of the Board of Directors consisting of a minimum of three (3) or not more than eight (8) members (which shall include at all times one (1) Independent Director (as defined below) and one (1) Special Director (as defined below)).  The initial Board of Directors shall consist of five (5) members (including the Independent Director and the Special Director).  Thereafter, the exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.  The Board of Directors shall be elected at each annual meeting of the shareholders, but, if for any reason the election shall not be held at an annual meeting, it may be subsequently held at any special meeting of the shareholders after proper notice. Directors so elected shall hold office until the next succeeding annual meeting of shareholders or until their respective successors, willing to serve, shall have been elected and qualified. Any vacancy occurring in the Board of Directors, except for any vacancy in the office of Independent Director or Special Director, arising between meetings of shareholders by reason of an increase in the number of directors or otherwise may be filled by a majority of the members of the Board of Directors.  Any vacancy in the office of Independent Director or Special Director shall be filled by the shareholders at an annual or special meeting of the shareholders.

Section 2.  A meeting of the Board of Directors shall be held on the same date as the annual meeting of shareholders in each year, at the same place where such annual meeting shall have been held or at such other place as shall be determined by the Board of Directors. Regular meetings of the Board of Directors shall be held in such place, within or without the State of

Illinois, and on such dates each year as shall be established from time to time by the Board of Directors. Notice of every such regular meeting of the Board of Directors, stating the place, day and hour of the meeting, shall be given to each director personally, or by telegraph or other written means of electronic communication, or by depositing the same in the mails properly addressed, at least two days before the date of such meeting. Except where required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.  Special meetings of the Board of Directors may be called at any time by the President, or by a Vice President, when acting as President, or by any two directors. Notice of such meeting, stating the place, day and hour of the meeting shall be given to each director personally in writing, or by telegraph or other written means of electronic communication, or by depositing the same in the mails properly addressed, or orally promptly confirmed by written notice in any one of the aforesaid forms, not less than the day prior to the date of such meeting.

Section 4.  Notice of any meeting of the Board of Directors may be waived by any director. Attendance of a director at any meeting shall constitute waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business at the meeting because the meeting is not lawfully called or convened.

Section 5.  A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but less than a majority of the Board of Directors may adjourn the meeting to some other day or sine die. Subject to Section 6 of this Article III, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the vote of a greater number or the vote of any class of directors shall be required by the Articles of Incorporation. The Special Director (as defined below) shall act as Chairman at each meeting of the Board of Directors but, in the Chairman’s absence, one of the directors present at the meeting who shall have been elected for the purpose by majority vote of those directors in attendance shall act as Chairman; and the Secretary of the Company, or in the Secretary’s stead, an Assistant Secretary shall act as Secretary at each such meeting.

Section 6.

(a)           The Company shall have at all times (i) one (1) Independent Director (as defined below) and (ii) one (1) Special Director (as defined below).  Each of the Independent Director and the Special Director shall serve on the Board of Directors for the express purposes of approving the Specified Approval Matters set forth in Section 6(b) of this Article III. If either of the Independent Director or the Special Director, as applicable, resigns, dies or becomes incapacitated, or such position is otherwise vacant, neither any action requiring the unanimous affirmative vote of the directors nor any of the Specified Approval Matters (as defined below) shall be taken until a successor Independent Director or Special Director, as applicable, is appointed and qualified and approves such action.

(b)                Notwithstanding any other provision of these Bylaws and any provision of law that otherwise so empowers the Company, the Company shall not, without the prior approval of the Board of Directors, including the Independent Director and the Special Director, do any of the following (collectively, the “Specified Approval Matters”):

(i)  file or consent to the filing of any Bankruptcy, insolvency or reorganization petition naming the Company as debtor or otherwise instituting Bankruptcy or insolvency proceedings by or against the Company or any direct and indirect subsidiaries of the Company (collectively, “Subsidiary”) or otherwise seeking with respect to the Company or any Subsidiary relief under any laws relating to the relief from debts or the protection of debtors generally;

(ii)  seek or consent to the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the Company, any Subsidiary or all or any portion of any of its properties;

(iii)  make or consent to any assignment for the benefit of the Company’s or any Subsidiary’s creditors;

(iv)  admit in writing the inability of the Company or any Subsidiary to pay its debts generally as they become due;

(v)  consent to a substantive consolidation of the Company or any Subsidiary with any Restricted Affiliate (as defined herein);

(vi)  to the fullest extent permitted by law, dissolve or liquidate, in whole or in part, or consolidate, or convert the Company to another form of business entity or merge the Company with, or sell, convey or transfer all or substantially all of the Company’s properties and assets to, any Person;

(vii)  amend, restate, supplement or otherwise modify the Articles of Incorporation or these Bylaws;

(viii) amend, restate, supplement or otherwise modify the organizational documents of the Company’s Subsidiaries;

(ix)   enter into, amend or terminate any material intercompany agreement with any Restricted Affiliate (as defined herein);

(x)  approve any distributions to shareholders of any earnings or capital or any acquisitions by the Company of its own shares;

(xi)  permit and/or approve (1) the advance of funds to the Company from a Restricted Affiliate of the Company (other than capital contributions from its direct parent company), and (2) any Restricted Affiliate of the Company to otherwise supply funds to, or guaranty debts of, the Company; or

(xii)  take any action in furtherance of any of the above listed Specified Approval Matters set forth in (i) through (xi).

(c)                For purposes of Section 6(b) of this Article III, the Independent Director and the Special Director shall jointly be permitted to engage an independent advisor, in addition to outside counsel, in connection with evaluating any of the Specified Approval Matters.  For the sake of clarity, the Independent Director and the Special Director shall be permitted one (1) independent advisor between the two of them; provided, however, that in the event the Independent Director, on the one hand, or the Special Director, on the other hand, in its sole discretion, determines it does not require an independent advisor, then the other party shall not be proscribed from engaging an independent advisor for the purpose of evaluating any of the Specified Approval Matters.

Section 7. Definitions.

For purposes of these Bylaws of the Company:

(i)  “Affiliate” shall mean any entity (other than the Company) (A) which owns beneficially, directly or indirectly, more than 50% of the outstanding shares of the common stock or membership interests or which is otherwise in control of the Company, (B) of which more than 50% of the outstanding voting securities are owned beneficially, directly or indirectly, by any entity described in clause (A) above, or (C) which is controlled by any entity described in clause (A) above; provided that for the purposes of this definition the terms “control” and “controlled by” shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933, as amended.

(ii)  “Bankruptcy” shall mean with respect to any Person, (a) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (b) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

(iii)  “Independent Director” shall mean a director who is not, and has never been, and will not while serving as a director be, any of the following:

1.   a member, partner, equityholder, manager, director, officer or employee of any equityholder or Affiliate of the Company; provided that the beneficial ownership of a de minimis quantity of common stock of Dynegy Inc., acquired prior to such individual serving as the Independent Director, shall not preclude such person from being an Independent Director;

2.   a creditor of or a supplier or service provider (including provider of professional services) to the Company, any equityholders or Affiliates (other than in his or her capacity as an employee of a nationally-recognized company that in the ordinary course of business provides professional independent directors to the Company, the sole shareholder of the Company, or any of their respective equityholders or Affiliates) or any member, partner, equityholder, manager, director, officer or employee thereof;

3.   a member, partner, equityholder, manager, director, officer or employee of an entity that competes with the Company or its Affiliates; or

4.   an immediate family member of any member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider identified in clause (2) or (3) above.

(iv)  “Person” mean any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority. When used without capitalization, “person” refers to an individual.

(v)  “Restricted Affiliate” shall mean Dynegy Inc. and any of Dynegy Inc.’s Affiliates other than the Company’s direct and indirect subsidiaries.

(vi) “Special Director” shall mean, with respect to the Company, a director (A) who has significant industry experience or expertise and (B) who is not, (1) a current employee of Dynegy Inc. or any of its Affiliates, (2) a person who has a material relationship with Dynegy Inc. or (3) a member of the immediate family of any person described in clause (1) or (2) above; provided that the beneficial ownership of a de minimis quantity of common stock of Dynegy Inc. shall not preclude such person from being an Special Director.

ARTICLE IV

COMMITTEES OF THE BOARD OF DIRECTORS

Section 1.  A majority of directors may appoint committees, standing or special, from time to time from among members of the Board of Directors, and confer powers on such committees and revoke such powers and terminate the existence of such committees at its pleasure.

Section 2.  Meetings of any committee may be called in such manner and may be held at such times and places as such committee may by resolution determine, provided that a meeting of any committee may be called at any time by the President of the Company.

Section 3.  Each committee shall have such authority of the Board of Directors as shall be granted to it by the Board of Directors; provided, however, that a committee may not take any action not permitted to be taken by a committee pursuant to the Business Corporation Act, or with respect to any Specified Approval Matters.

ARTICLE V

OFFICERS

Section 1.  There shall be elected by the Board of Directors (if practicable at its first meeting after the annual election of directors in each year) the following principal officers, namely:  a President, such number of Vice Presidents as the Board of Directors may from time to time decide upon (any one or more of whom may be designated as Executive Vice President, Senior Vice President or otherwise), a Secretary and a Treasurer. References in these Bylaws to Vice Presidents shall include any such Executive Vice President, Senior Vice President or other Vice President, however denominated. The Board of Directors may in its discretion also elect such other officers as may from time to time be provided for by the Board of Directors. Any two or more offices may be held by the same person. All officers, unless sooner removed, shall hold their respective offices until the first meeting of the Board of Directors after the next succeeding annual election of directors and until their successors, willing to serve, shall have been elected, but any officer, including any officer appointed by the President as provided in Section 2 of this Article V, may be removed from office at the pleasure of the Board of Directors. Election or appointment of an officer shall not of itself create contract rights.

Section 2.  The President shall be the chief executive officer of the Company and shall have the general management and direction, subject to the control of the Board of Directors, of the business of the Company, including the power to appoint and to remove and discharge any and all assistant officers, agents and employees of the Company not elected or appointed directly by the Board of Directors. The President may execute for and on behalf of the Company any contracts, deeds, mortgages, leases, bonds, or other instruments and may accomplish such execution either under or without the seal of the Company and either individually or with the Secretary, any Assistant Secretary, or any other officer or person thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.

Section 3.  Each of the Vice Presidents shall have such powers and duties as may be prescribed for such office by the Board of Directors or as may be prescribed for or delegated to such officer by the President. Each Vice President may execute for and on behalf of the Company any contracts, deeds, mortgages, leases, bonds, or other instruments in each case in accordance with the authority therefor granted by the President or the Board of Directors, which authority may be general or confined to specific instances. Such execution may be accomplished either individually or with any other officer or person thereunto authorized by the President or the Board of Directors, according to the requirements of the form of the instrument. In the absence or inability of the President or in case of the President’s death, resignation or removal from office, the powers and duties of the President shall temporarily devolve upon such one of the Vice Presidents as the Board of Directors shall have designated or shall designate for the purpose and the Vice President so designated shall have and exercise all the powers and duties of the President during such absence or disability or until the vacancy in the office of President shall be filled. Each Vice President may delegate any part of the duties of that office to employees of the Company under such Vice President’s supervision.

Section 4.  The Secretary shall attend all meetings of the Board of Directors, shall keep a true and faithful record thereof in proper books to be provided for that purpose, and shall have the custody and care of the corporate seal, records, minutes and stock books of the Company. The Secretary shall also act as Secretary of all shareholders’ meetings, and keep a record thereof, except to the extent some other person may have been selected to act as Secretary by such meeting. The Secretary shall keep a suitable record of the addresses of shareholders, shall have general charge of the stock transfer books of the Company, and shall, except as may be otherwise required by statute or by the Bylaws, sign, issue and publish all notices required for meetings of shareholders and for meetings of the Board of Directors. The Secretary shall sign all share certificates, bonds and mortgages, and all other documents and papers to which the Secretary’s signature may be necessary or appropriate, shall affix the seal, and shall have such other powers and duties as are commonly incidental to the office of Secretary or as may be prescribed for or delegated to that office by the Board of Directors, by the President, or, if authorized by the Board of Directors or the President to prescribe such powers and duties, by a Vice President. The Secretary may delegate any part of the duties of that office to employees of the Company under the Secretary’s supervision.

Section 5.  The Treasurer shall have charge of, and be responsible for, the collection, receipt, custody and disbursement of the funds of the Company, and the deposit of its funds in the name of the Company in such banks, trust companies or safety vaults as the Board of Directors may direct which direction may be general or confined to specific depositories. The Treasurer shall have custody of such books, receipted vouchers and other papers and records as in the practical business operations of the Company shall naturally belong in the office or custody of the Treasurer or as shall be placed in the custody of the Treasurer by the Board of Directors, by the President, or, if authorized by the Board of Directors or the President, by a Vice President. The Treasurer shall have such other powers and duties as are commonly incidental to the office of Treasurer or as may be prescribed for or delegated to that office by the Board of Directors, by the President, or, if authorized by the Board of Directors or the President to prescribe such powers and duties, by a Vice President. The Treasurer may be required to give a bond to the Company for the faithful discharge of the Treasurer’s duties, in such form and in such amount and with such sureties as shall be determined by the Board of Directors. The Treasurer may delegate any part of the Treasurer’s duties to employees of the Company under the Treasurer’s supervision.

Section 6.  The Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers shall, respectively, assist the Vice Presidents, the Secretary and the Treasurer of the Company in the performance of the respective duties assigned to such principal officers and, in assisting the respective principal officer, each assistant officer shall, for such purposes, have the same powers as the respective principal officer. The powers and duties of any principal officer shall, except as otherwise ordered by the Board of Directors, temporarily devolve upon the respective assistant in case of the absence, disability, death, resignation or removal from office of such principal officer.

ARTICLE VI

SEPARATENESS

Section 1.  The Company shall maintain with commercial banking institutions its own deposit account or accounts, separate from those of, and not commingled with, any of its Restricted Affiliates; the funds of the Company will not be diverted to or for any purpose other than for the use of the Company and its Subsidiaries and the funds of the Company shall not be commingled with those of any of its Restricted Affiliates or any other Person; provided that this provision shall not be interpreted to restrict the ability of the Company to make distributions in accordance with its Bylaws and applicable law.

Section 2.  The Company shall ensure that decisions with respect to its business and daily operations in the ordinary course shall be independently made by the Company (although the officer making any particular decision may also be an employee, officer or manager of an Affiliate of the Company) and shall not be dictated by any Restricted Affiliate of the Company.

Section 3.  The Company shall maintain its own officers and employees (who may also be employees, officers or managers of an Affiliate of the Company), without modifying the requirement for an Independent Director and a Special Director and act solely in its own corporate name and through its own authorized officers and agents.

Section 4.  The Company shall ensure that the assets of the Company shall be separately identified, maintained and segregated and shall at all times be held by or on behalf of the Company and, if held on behalf of the Company by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Company. In no event shall any of the Company’s material assets be held on its behalf by any Restricted Affiliates.

Section 5.  The Company shall not make loans or advances to, and shall not acquire obligations or securities of, any Restricted Affiliate of the Company.

Section 6.  The Company shall ensure that the financial statements and books and records of the Company and its Restricted Affiliates reflect the separate existence of the Company and its assets and observe all necessary, appropriate and customary corporate formalities.

Section 7.  The Company shall ensure that any financial reports required of the Company shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates.

Section 8. The Company shall conduct its affairs strictly in accordance with these Bylaws and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special directors’ and shareholders’ meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts.

Section 9. Except to the extent required by that certain Transaction Agreement, dated as of March 14, 2013, by and between Ameren Corporation and Illinois Power Holdings, LLC, the Company shall not enter into any guaranty or otherwise assume or hold itself out or permit itself to be held out as having guaranteed or otherwise assumed, or otherwise become liable (other than as required by law) or pledge any assets, with respect to any liability or obligation of any of its Restricted Affiliates.

Section 10.  The Company shall pay all taxes, expenses, indebtedness and other obligations (including allocated amounts) incurred by it from its own separate assets.

Section 11.  The Company shall, to the extent that the Company contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, fairly allocate the costs incurred in so doing to or among the Company and such other entities for whose benefit the goods and services are provided, and the Company and each such entity shall bear its fair share of such costs. Material transactions between the Company and any of its Restricted Affiliates shall be only on an arm’s-length basis and must be approved by the Board of Directors, including the Independent Director and the Special Director, as set forth in Article III Section 6.

Section 12.  The Company shall maintain in full effect its existence and rights and franchises as a Company under the laws of its jurisdiction of incorporation and obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to the conduct of its business.

Section 13.  The Company shall not act as agent for any of its Restricted Affiliates, but instead present itself to the public (including to any Restricted Affiliate’s creditors) and in its business correspondence and communications, under the Company’s own name and as a separate and distinct entity and correct any major misunderstanding regarding the same.

ARTICLE VII

INDEMNIFICATION

Section 1.  The Company shall, to the fullest extent permitted by law, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, has no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the Company, or, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 2.

(a)               The Company shall, to the fullest extent permitted by law, indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Company, and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person has been finally adjudged to have been liable to the Company, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

(b)               If the Company indemnifies or advances expenses to a director or officer under Section 2 of this Article VII, the Company shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

Section 3.

(a)               To the extent that a present or former director or officer of the Company has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VII or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(b)               Any indemnification under Sections 1 and 2 of this Article VII (unless ordered by a court) shall be made only as authorized in the specific case, upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VII, as the case may be. Such determination shall be made with respect to a person who is a director or officer of the Company at the time of such determination: (a) by the Board of Directors, by a majority vote of directors who are not parties to such action, suit or proceeding even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the shareholders.  In making such determination, it shall be presumed that such director or officer is entitled to indemnification under these Bylaws if such director or person has submitted a written request for indemnification; provided, however, that the omission by such director or officer seeking indemnification to notify the Company of such request shall not relieve the Company from any liability which it may have to such director or officer hereunder, under the Articles of Incorporation or any resolution of the Board of Directors providing for indemnification or otherwise, and any delay in so notifying the Company shall not constitute a waiver by such director or officer of any rights under these Bylaws.

Section 4.  Reasonable expenses incurred in defending a civil, criminal action, administrative or investigative action, suit or proceeding shall, to the fullest extent not prohibited by law, be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount, if it shall ultimately be determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that such director or officer is not entitled to be indemnified by the Company as authorized in this Article VII or otherwise.  For the avoidance of doubt, the obligation of the Company to deliver the advance payment of such reasonable expenses, pursuant to this Section 4 of this Article VII, shall be automatic and shall not require the approval of the Board of Directors or any committee thereof.  The right to advances under this section 4 of this Article VII shall in all events continue until final disposition of any action, suit or proceeding.

Section 5.

(a)               The indemnification and advancement of expenses provided by or granted under other subsections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(b)               The provisions of this Article VII shall be deemed to be a contract between the Company and each director and officer who serves in such capacity at any time while this Article VII is in effect and any indemnification provided under Article VII to a person shall continue after such person ceases to be an officer or director of the Company as to all facts, circumstances and events occurring while such person was such officer or director and shall not be decreased or diminished in scope without such person’s consent, regardless of the repeal or modification of this Article VII or any repeal or modification of Section 8.75 (or any successor provision) of the Business Corporation Act or any other applicable law. If the scope of indemnity provided by this Article VII or any replacement article, or pursuant to the Business Corporation Act or any modification or replacement thereof is increased, then such person shall be entitled to such increased indemnification as is in existence at the time indemnity is provided to such person, it being the intent, subject to Section 6 of this Article VII, to indemnify persons under this Article VII to the fullest extent permitted by law.

Section 6. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of these Bylaws or applicable law.

Section 7.  Subject to Section 10 of this Article VII, if a claim under these Bylaws is not promptly paid by the Company after a written claim has been received by the Company or if expenses pursuant to Section 4 of this Article VII have not been promptly advanced after a written request for such advancement accompanied by the statement and undertaking required by Section 4 of this Article VII has been received by the Company, the director or officer may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such director or officer shall also be entitled to be paid the reasonable expense thereof including attorneys’ fees. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that the director or officer has not met the standards of conduct which make it permissible under the Business Corporation Act for the Company to indemnify the director or officer for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct required under the Business Corporation Act, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its shareholders) that the director or officer had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the director or officer had not met the applicable standard of conduct.

Section 8.  For purposes of this Article VII, references to “the Company” shall include, in addition to the surviving entity, any merging entity (including any entity having merged with a merging entity) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging entity, or was serving at the request of such merging entity as a director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of these Bylaws with respect to the surviving entity as such person would have with respect to such merging entity if its separate existence had continued.

Section 9.  For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article VII.

Section 10.  Anything herein to the contrary notwithstanding, if the Company purchases insurance in accordance with Section 6 of this Article VII, the Company shall not be required to, but may (if the Board of Directors so determines) reimburse any party instituting any action, suit or proceeding if a result of the institution thereof is the denial of or limitation of payment of losses under such insurance when such losses would have been paid thereunder if a non-insured third party had instituted such action, suit or proceeding.

Section 11. With respect to employees and agents, the Company may indemnify any agent or employee of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any such proceeding by or in the right of the Company) whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving the corporation at its request and in the course and scope of such person’s duties and acting in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, against expenses (including reasonable attorney’s fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding.

ARTICLE VIII

MISCELLANEOUS

Section 1. The funds of the Company shall be deposited to its credit in such banks or trust companies, as the Board of Directors from time to time shall approve, which approval may be general or confined to specific instances. Such funds shall be withdrawn only on checks or drafts of the Company or by direct, wire or other electronic transfer of funds for the purposes of the Company in accordance with procedures relating to signatures and authorizations by officers of the Company which are approved by the Board of Directors from time to time, which approval may be general or confined to specific instances.

Section 2. No loans shall be contracted on behalf of the Company and no evidences of indebtedness shall be issued in its name except for current expenses unless authorized by the Board of Directors (including the approval of the Independent Director and the Special Director, if otherwise required by these Bylaws). Such authority may be general or confined to specific instances.

Section 3. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

Section 4. The fiscal year of the Company shall close at the end of December annually.

Section 5. All or any shares of stock of any corporation owned by the Company may be voted at any meeting of the shareholders of such corporation by the President, any Vice President or the Secretary of the Company upon any question that may be presented at such meeting, and any such officer may, on behalf of the Company, waive any notice of the calling of such meeting required by any statute or Bylaw and consent to the holding of any such meeting without notice. The President, any Vice President or the Secretary of the Company shall have authority to give to any person a written proxy in the name of the Company and under its corporate seal to vote at any meeting of the shareholders of any corporation all or any shares of stock of such corporation owned by the Company upon any question that may be presented at such meeting, with full power to waive any notice of the calling of such meeting required by any statute or Bylaw and to consent to the holding of any such meeting without notice.

Section 6. If any portion of these Bylaws shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and these Bylaws shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.

ARTICLE IX

AMENDMENT OR REPEAL OF BYLAWS

Subject to Section 6(b)(vii) of Article III, these Bylaws may be added to, amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors.